Exhibit 99.1

FOR IMMEDIATE RELEASE

JAGGED PEAK, INC. ANNOUNCES 25% ORGANIC REVENUE GROWTH IN THIRD QUARTER OF 2008

•	NET INCOME FOR THE THIRD QUARTER

•	FOURTH CONSECUTIVE QUARTER OF OPERATING PROFITABILITY

•	SIGNIFICANT INCREASE IN COMPANY EBITDA

•	POSITIVE CASH FLOW FROM OPERATIONS

TAMPA, FL– November 10, 2008–Jagged Peak, Inc. (OTCBB: JGPK), a global provider of enterprise commerce, demand management, and fulfillment solutions and services, announced financial results for the third quarter ended September 26, 2008.

Net revenues for the 13-week period ended September 26, 2008 increased 25% to approximately $4.2 million, compared to approximately $3.4 million for the same period last year. Gross margins improved to 29% from 28% in the third quarter of 2008. EBITDA for the 13-week period ended September 26, 2008 was approximately $214,500 compared to approximately $93,600 in the same period of 2007. The Company reported net income of $9,100 or $0.00 per share for the quarter ended September 26, 2008 compared to a net loss of $70,100 or $(0.00) per share in the same period of 2007.

For the 39-week period ended September 26, 2008, Jagged Peak reported net revenue of approximately $12 million, an increase of 22% as compared to approximately $9.8 million reported for the 39-week period ended September 28, 2007. Gross margins improved to 27% for the first nine months of 2008 compared to 24% for the first nine months of 2007. EBITDA for the 39-week period ended September 26, 2008 was approximately $407,800 compared to approximately $113,700 in the comparable period of the prior year. The Company reported a net loss of $144,500 or $(0.01) per share in the first nine months of 2008 compared to a net loss of $372,300 or $(0.03) per share in the first nine months of 2007.

Paul Demirdjian, Chief Executive Officer of Jagged Peak, Inc. commented, “The third quarter results are very positive for Jagged Peak. Not only because we recorded positive net income, but also the growth and expansion of our core business. This growth reflects the successful execution of our strategies in a very tough business climate and marks a key milestone for Jagged Peak. We expect this momentum to continue and positively impact our future results.”

Andrew J. Norstrud, Chief Financial Officer of Jagged Peak, Inc., commented, “Our growth trends continue to accelerate in the third quarter and once again we achieved the critical revenue goal for profitability of approximately $4.2 million per quarter. We continue to see improvements in our gross margins through operational efficiencies gained in our distribution network and through the overall growth of our customer base. We reported more than $800,000 of cash flow from operations and reduced our overall debt in 2008 by more than $500,000. Jagged Peak continues to strengthen its financial position, while investing in new ventures and technologies that will assist us in continuing our rapid expansion.”

USE OF GAAP AND NON-GAAP MEASURES

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), the Company has included in this report earnings “EBITDA,” with EBITDA being defined by the Company as earnings before interest, taxes, depreciation and amortization. The Company also excludes the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and other charges from the computation of EBITDA. For each non-GAAP financial measure, the Company has presented the most directly comparable GAAP financial measure and has reconciled the non-GAAP financial measure with such comparable GAAP financial measure.

These non-GAAP financial measures provide useful information to investors to assist in understanding the underlying operational performance of the Company. Specifically, EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, making comparisons between companies’ earnings power more meaningful and providing consistent period-over-period comparisons of the Company’s performance. In addition, the Company uses these non-GAAP financial measures internally to measure its on-going business performance and in reports to bankers to permit monitoring of the Company’s ability to pay outstanding liabilities.

About Jagged Peak, Inc.

Jagged Peak, Inc. (OTCBB: JGPK), is a global provider of enterprise commerce, demand management, and fulfillment logistics solutions and services. The Company’s flagship product, EDGE (E-business Dynamic Global Engine), is a completely web-based software application that enables companies to automate and optimize order management, inventory and fulfillment business processes across multiple distribution points, customers, suppliers, and partners in real-time.

Jagged Peak serves a growing list of global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. For more information, visit www.jaggedpeak.com.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the market, increased competition, our ability to attract and retain qualified personnel, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in the Jagged Peak, Inc. periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 28, 2007.

Company Contact:	Investor Relations Contact:
Jagged Peak, Inc.	Jagged Peak, Inc.
Paul Demirdjian	Andrew J. Norstrud
813.637.6900	813.637.6900

-Tables Follow-

Jagged Peak, Inc.

Statements of Operations (Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007
Revenue:
Gross revenue	$4,840,900	$4,097,000	$14,015,100	$12,174,100
Discounts, freight and other	(615,400)	(706,400)	(1,985,300)	(2,328,300)

Net revenues	4,225,500	3,390,600	12,029,800	9,845,800

Cost of sales	2,991,200	2,446,600	8,755,100	7,463,100

Gross profit	1,234,300	944,000	3,274,700	2,382,700

Operating expenses:

General and administrative expenses	1,081,700	914,100	3,076,700	2,541,700

Operating profit (loss)	152,600	29,900	198,000	(159,000)

Other expenses:
Interest expense	129,200	130,700	394,600	396,600

Total other expenses	129,200	130,700	394,600	396,600

Profit (loss) before tax benefit	23,400	(100,800)	(196,600)	(555,600)

Provision for income tax expense (benefit)	14,300	(30,700)	(52,100)	(183,300)

Net profit (loss)	$9,100	$(70,100)	$(144,500)	$(372,300)

Weighted average number of common shares outstanding – basic	14,659,261	14,339,053	14,639,354	14,058,493

Weighted average number of common shares outstanding – fully diluted	14,975,555	14,339,053	14,639,354	14,058,493

Net loss per share – basic & fully diluted	$0.00	$(0.00)	$(0.01)	$(0.03)

Jagged Peak, Inc.

Balance Sheets

	September 26, 2008 (Unaudited)	December 28, 2007 (Audited)
Assets
Current assets:
Cash	$225,200	$74,000
Accounts receivable, net of allowance for doubtful accounts of $170,000 and $130,000 at September 26, 2008 and December 28, 2007	1,735,100	2,503,400
Other receivables	109,000	122,000
Work in process, net of allowance of $30,000 at September 26, 2008 and December 28, 2007	277,500	195,900
Deferred tax asset	75,300	75,300
Other current assets	407,700	400,800

Total current assets	2,829,800	3,371,400

Property and equipment, net of accumulated depreciation of $1,834,900 and $1,683,000 at September 26, 2008 and December 28, 2007, respectively	350,300	387,400
Other assets:
EDGE application, net of accumulated amortization of $1,309,600 and $1,251,600 at September 26, 2008 and December 28, 2007, respectively	87,900	125,200
Deferred tax asset	1,318,200	1,266,100
Other assets	88,900	308,400

Total long-term assets	1,845,300	2,087,100
Total assets	$4,675,100	$5,458,500

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, trade	$1,311,400	$1,563,400
Accrued payroll and bonuses	482,000	472,500
Other accrued expenses	58,400	65,700
Revolving Note, $745,000 and $835,100 was available at September 26, 2008 and December 28, 2007, respectively	0	164,900
Deferred rent	32,400	25,500
Notes payable, current portion	540,000	540,000
Deferred revenue and customer deposits	754,300	602,300

Total current liabilities	3,178,500	3,434,300

Long-term liabilities:
Notes payable, net of current portion	1,010,000	1,415,000
Deferred rent, long term	66,500	94,000

Total long-term liabilities	1,076,500	1,509,000

Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized; no shares issued or outstanding at September 26, 2008 and December 28, 2007
Common stock, $.001 par value; 70,000,000 shares authorized; 14,677,594 shares issued and outstanding at September 26, 2008 and 14,627,594 shares issued and outstanding at December 28, 2007	14,800	14,700
Additional paid-in capital	3,383,800	3,334,500
Accumulated deficit	(2,978,500)	(2,834,000)

Total stockholders’ equity	420,100	515,200
Total liabilities and stockholders’ equity	$4,675,100	$5,458,500

EBITDA RECONCILIATION TABLE

	For the 39-weeks ended
	September 26, 2008	September 28, 2007
Net loss as reported	$(144,500)	$(372,300)
Income tax benefit	(52,100)	(183,300)
Interest expense	394,600	396,600
Depreciation and amortization	209,800	272,700

EBITDA	$407,800	$113,700